Provident Financial Services, Inc. Announces Second Quarter Earnings and Declares Quarterly Cash Dividend

ISELIN, NJ, July 25, 2014 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $16.4 million, or $0.28 per basic and diluted share for the three months ended June 30, 2014, compared to net income of $19.2 million, or $0.34 per basic and diluted share for the three months ended June 30, 2013. For the six months ended June 30, 2014, the Company reported net income of $33.4 million, or $0.57 per basic and diluted share, compared to net income of $37.1 million, or $0.65 per basic and diluted share for the same period last year.

On May 30, 2014, the Company completed its acquisition of Team Capital Bank ("Team Capital"), which added $964.0 million to total assets, $631.4 million to loans, and $769.9 million to deposits. The results of operations for the three and six months ended June 30, 2014 included net non-recurring items related to the acquisition of Team Capital that reduced earnings by $1.2 million and $1.3 million, net of tax, respectively.

Earnings for the three and six months ended June 30, 2014 were further impacted by a $790,000, net of tax, non-cash charge related to the recognition of a pro rata portion of unrealized losses related to lump sum distributions from the Company's frozen pension plan, in order to lower and reduce the volatility of future pension costs.

Excluding these items, core earnings(1) for the three and six months ended June 30, 2014 were $18.3 million, or $0.31 per diluted share, and $35.4 million, or $0.61 per diluted share, respectively.

Christopher Martin, Chairman, President and Chief Executive Officer, commented, “We are pleased with our core earnings of $0.31 per share(1) which reflect non-recurring items this quarter associated with the closing of the Team Capital acquisition, and a non-cash pension expense.” Martin continued: “We are energized by the progress to date in combining Team Capital’s business with ours. With the addition of their dedicated branch employees and loan officers, we look forward to expanding our commitment to meeting the financial needs of both existing and new customers in western New Jersey and eastern Pennsylvania.”

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share payable on August 29, 2014, to stockholders of record as of the close of business on August 15, 2014.

Balance Sheet Summary

Total assets increased $962.0 million to $8.45 billion at June 30, 2014, from $7.49 billion at December 31, 2013, primarily due to $964.0 million of total assets from the Team Capital acquisition, partially offset by decreases in total investments and cash and cash equivalents.

The Company’s loan portfolio increased $715.3 million, or 13.8%, to $5.91 billion at June 30, 2014, from $5.19 billion at December 31, 2013, which included $631.4 million of loans acquired from Team Capital. Loan originations totaled $741.5 million and loan purchases totaled $31.0 million for the six months ended June 30, 2014. The loan portfolio had net increases of $271.7 million in commercial mortgage loans, $271.0 million in commercial loans, $50.1 million in residential mortgage loans, $44.1 million in construction loans, $39.9 million in consumer loans and $39.3 million in multi-family mortgage loans. Commercial real estate, commercial and construction loans represented 68.9% of the loan portfolio at June 30, 2014, compared to 66.3% at December 31, 2013.

At June 30, 2014, the Company’s unfunded loan commitments totaled $1.13 billion, including commitments of $411.4 million in commercial loans, $310.9 million in construction loans and $70.0 million in commercial mortgage loans. Unfunded loan commitments at December 31, 2013 were $910.1 million.

Total investments increased $109.0 million, or 6.9%, to $1.68 billion at June 30, 2014, from $1.57 billion at December 31, 2013, largely due to investment securities acquired in the Team Capital transaction, along with purchases of mortgage-backed and municipal securities, partially offset by principal repayments on mortgage-backed securities, maturities of municipal and agency bonds and sales of certain mortgage-backed securities.

Banking premises and equipment increased $29.7 million for the six months ended June 30, 2014, to $96.1 million, primarily due to assets acquired from Team Capital at a fair value of $24.8 million.

For the six months ended June 30, 2014, Bank-owned life insurance ("BOLI") increased $24.4 million primarily due to BOLI acquired from Team Capital at a fair value of $22.3 million.

Total deposits increased $635.6 million during the six months ended June 30, 2014 to $5.84 billion. The increase in total deposits was primarily due to $769.9 million acquired from Team Capital, partially offset by the cyclical outflow of municipal deposits and a decrease in time deposits. At June 30, 2014, core deposits, which consist of savings and demand deposit accounts, totaled $4.96 billion, compared to $4.40 billion at December 31, 2013. Within the core deposit category, non-interest bearing demand deposits increased $163.6 million to $1.03 billion at June 30, 2014. Core deposits represented 84.9% of total deposits at June 30, 2014, compared to 84.5% at December 31, 2013.

Borrowed funds increased $215.0 million, or 17.9% during the six months ended June 30, 2014, to $1.42 billion, as longer-term wholesale funding was added to mitigate interest rate risk. Borrowed funds represented 16.8% of total assets at June 30, 2014, an increase from 16.1% at December 31, 2013.

Stockholders’ equity increased $110.6 million, or 10.9% for the six months ended June 30, 2014, to $1.12 billion, due to total common stock issued for the purchase of Team Capital, net income earned for the period and an increase in unrealized gains on securities available for sale, partially offset by dividends paid to stockholders. The Company issued 4,933,064 shares of common stock in the Team Capital acquisition. Common stock repurchases for the six months ended June 30, 2014 totaled 231,575 shares at an average cost of $16.75 per share. At June 30, 2014, 3.5 million shares remained eligible for repurchase under the current authorization. Book value per share and tangible book value per share(2) at June 30, 2014 were $17.28 and $11.03, respectively, compared with $16.87 and $10.92, respectively, at December 31, 2013.

Results of Operations

Net Interest Income and Net Interest Margin

For the three months ended June 30, 2014, net interest income increased $4.0 million, to $57.4 million, from $53.4 million for the same period in 2013. Net interest income for the six months ended June 30, 2014, increased $5.3 million, to $112.6 million, from $107.3 million for the same period in 2013. Both comparative periods were favorably impacted by the net assets acquired from Team Capital, partially offset by compression in the net interest margin. Current quarter and, to a lesser extent, year-to-date 2014 yields and costs were impacted by fair value adjustments to assets and liabilities acquired from Team Capital as of the May 30, 2014 merger date. The earning asset yield was further impacted by the retention of lower-yielding excess liquidity, pending the closing of the Team Capital acquisition.

The Company’s net interest margin decreased 4 basis points to 3.24% for the quarter ended June 30, 2014, from 3.28% for the trailing quarter. The weighted average yield on interest-earning assets declined 3 basis points to 3.81% for the quarter ended June 30, 2014, compared with 3.84% for the quarter ended March 31, 2014. The weighted average cost of interest-bearing liabilities for the quarter ended June 30, 2014 increased 1 basis point to 0.69%, versus the trailing quarter at 0.68%. The average cost of interest bearing deposits for the quarter ended June 30, 2014 was 0.33%, compared with 0.35% for the trailing quarter. The average cost of borrowed funds for the quarter ended June 30, 2014 was 1.97%, compared with 1.87% for the trailing quarter.

The net interest margin for the quarter ended June 30, 2014 decreased 5 basis points to 3.24%, compared with 3.29% for the quarter ended June 30, 2013. The weighted average yield on interest-earning assets declined 3 basis points to 3.81% for the quarter ended June 30, 2014, compared with 3.84% for the quarter ended June 30, 2013, while the weighted average cost of interest bearing liabilities increased 2 basis points to 0.69% for the quarter ended June 30, 2014, compared with 0.67% for the second quarter of 2013. The average cost of interest bearing deposits for the quarter ended June 30, 2014 was 0.33%, compared with 0.41% for the same period last year. Average non-interest bearing demand deposits totaled $913.9 million for the quarter ended June 30, 2014, compared with $807.2 million for the quarter ended June 30, 2013. The average cost of borrowed funds for the quarter ended June 30, 2014 was 1.97%, compared with 2.03% for the same period last year.

For the six months ended June 30, 2014, the net interest margin decreased 7 basis points to 3.25%, compared with 3.32% for the six months ended June 30, 2013. The weighted average yield on interest earning assets declined 7 basis points to 3.82% for the six months ended June 30, 2014, compared with 3.89% for the six months ended June 30, 2013, while the weighted average cost of interest bearing liabilities remained unchanged at 0.69% for the six months ended June 30, 2014 and June 30, 2013. The average cost of interest bearing deposits for the six months ended June 30, 2014 was 0.34%, compared with 0.43% for the same period last year. Average non-interest bearing demand deposits totaled $888.0 million for the six months ended June 30, 2014, compared with $813.3 million for the six months ended June 30, 2013. The average cost of borrowings for the six months ended June 30, 2014 was 1.92%, compared with 2.13% for the same period last year.

Non-Interest Income

Non-interest income totaled $10.3 million for the quarter ended June 30, 2014, a decrease of $2.3 million, or 18.3%, compared to the same period in 2013. Income related to BOLI decreased $1.4 million for the three months ended June 30, 2014, compared to the same period in 2013, primarily due to lower death benefit claims recognized. Fee income decreased $699,000 to $7.6 million, from $8.3 million for the three months ended June 30, 2013, due to an $807,000 decrease in commercial loan prepayment fee income, partially offset by a $446,000 increase in wealth management fees. In addition, net gains on securities transactions declined $313,000 for the three months ended June 30, 2014, compared to the same period in 2013. Other income increased $69,000 for the three months ended June 30, 2014, compared to same period in 2013, due to a $486,000 gain recognized in the current period on the prepayment of FHLB borrowings acquired from Team Capital, increased net gains on sales of foreclosed real estate, and a reduction in gains on loan sales.

For the six months ended June 30, 2014, non-interest income totaled $18.4 million, a decrease of $4.1 million, or 18.3%, compared to the same period in 2013. Fee income decreased $1.8 million, to $14.5 million for the six months ended June 30, 2014, compared with the same period in 2013, largely due to a $2.0 million decrease in prepayment fees on commercial loans, partially offset by a $728,000 increase in wealth management fees. BOLI income decreased $1.3 million for the six months ended June 30, 2014, principally due to lower death benefit claims recognized in the six months ended June 30, 2014, compared to the same period in 2013. Also contributing to the decline in non-interest income, net gains on securities transactions for the six months ended June 30, 2014 declined $1.2 million compared to the same period in 2013. These decreases were partially offset by a $114,000 increase in other income for the six months ended June 30, 2014, compared with the same period in 2013, primarily due to increased net gains on the sale of foreclosed real estate, the gain recognized on the prepayment of FHLB borrowings acquired from Team Capital, and a reduction in gains on loan sales.

Non-Interest Expense

For the three months ended June 30, 2014, non-interest expense increased $5.9 million, to $43.7 million, compared to the three months ended June 30, 2013. Compensation and benefits expense increased $3.4 million to $23.6 million for the three months ended June 30, 2014, compared to the three months ended June 30, 2013, due to increased salary expense and $383,000 of severance and retention expense associated with the Team Capital acquisition, and a $1.3 million charge related to lump-sum pension distributions made to vested terminated employees as the Company seeks to lower and reduce the volatility of its future pension costs. This non-contributory pension plan was frozen as to new participants on April 1, 2003. Other operating expenses increased $2.0 million to $9.0 million for the three months ended June 30, 2014, compared to $7.0 million for the same period in 2013, largely due to $1.7 million of non-recurring costs related to the Team Capital transaction. In addition, net occupancy costs increased $579,000, to $5.6 million for the quarter ended June 30, 2014, compared to same quarter in 2013, principally due to increased equipment maintenance costs and additional facilities costs related to Team Capital.

The Company’s annualized core non-interest expense as a percentage of average assets(4) was 2.06% for the quarter ended June 30, 2014, compared with 2.10% for the same period in 2013. The efficiency ratio (core non-interest expense divided by the sum of net interest income and core non-interest income)(5) was 59.84% for the quarter ended June 30, 2014, compared with 57.25% for the same period in 2013.

Non-interest expense for the six months ended June 30, 2014 was $81.9 million, an increase of $7.1 million from the six months ended June 30, 2013. Compensation and benefits expense increased $4.0 million to $45.0 million for the six months ended June 30, 2014, compared to the six months ended June 30, 2013, due to increased salary expense, severance and retention expense associated with Team Capital, increased pension costs associated with lump-sum pension distributions made to vested terminated employees and increased stock-based compensation. Other operating expenses increased $1.7 million to $14.4 million for the six months ended June 30, 2014, compared to $12.7 million for the same period in 2013, primarily due to non-recurring costs related to Team Capital. In addition, net occupancy costs increased $1.5 million, to $11.7 million for the six months ended June 30, 2014, compared to same period in 2013, principally due to increased seasonal expense in the first quarter of 2014 related to the harsh winter conditions, increased equipment maintenance costs and the addition of facilities costs related to Team Capital. Partially offsetting these increases in non-interest expense, the amortization of intangibles decreased $225,000 for the six months ended June 30, 2014, compared with the same period in 2013, as a result of scheduled reductions in core deposit intangible amortization, and FDIC insurance costs declined $194,000 as a result of a lower assessment rate.

Asset Quality

The Company’s total non-performing loans at June 30, 2014 were $65.4 million, or 1.11% of total loans, compared with $64.1 million, or 1.22% of total loans at March 31, 2014, and $88.8 million, or 1.78% of total loans at June 30, 2013. The $1.3 million increase in non-performing loans at June 30, 2014, compared with the trailing quarter, was due to a $1.6 million increase in non-performing commercial loans and a $521,000 increase in non-performing commercial mortgage loans, offset by $662,000 and $115,000 decreases in non-performing residential loans and non-performing consumer loans, respectively. At June 30, 2014, impaired loans totaled $93.8 million with related specific reserves of $8.5 million, compared with impaired loans totaling $94.6 million with related specific reserves of $7.1 million at March 31, 2014. At June 30, 2013, impaired loans totaled $115.8 million with related specific reserves of $6.8 million. Non-performing loans do not include $9.4 million of purchased credit impaired ("PCI") loans acquired from Team Capital.

At June 30, 2014, the Company’s allowance for loan losses was 1.08% of total loans, a decrease from 1.21% at March 31, 2014, and a decrease from 1.34% of total loans at June 30, 2013. The decline in the loan coverage ratio from both the trailing quarter and the quarter ended June 30, 2013, was largely a result of Team Capital loans acquired at fair value, with no corresponding allowance. The Company recorded provisions for loan losses of $1.5 million and $1.9 million for the three and six months ended June 30, 2014, respectively, compared with provisions of $1.0 million and $2.5 million for the three and six months ended June 30, 2013, respectively. For the three and six months ended June 30, 2014, the Company had net charge-offs of $1.0 million and $2.7 million, respectively, compared with net charge-offs of $4.0 million and $5.8 million, respectively, for the same periods in 2013. The allowance for loan losses decreased $789,000 to $63.9 million at June 30, 2014, from $64.7 million at December 31, 2013.

At June 30, 2014, the Company held $7.0 million of foreclosed assets, compared with $5.5 million at December 31, 2013. Foreclosed assets at June 30, 2014 consisted of $2.8 million of residential real estate, $4.1 million of commercial real estate and $90,000 of marine vessels. Total non-performing assets at June 30, 2014 declined $9.8 million, or 12.0%, to $72.3 million, or 0.86% of total assets, from $82.2 million, or 1.10% of total assets at December 31, 2013.

Income Tax Expense

For the three and six months ended June 30, 2014, the Company’s income tax expense was $6.2 million and $13.9 million, respectively, compared with $8.0 million and $15.6 million, for the three and six months ended June 30, 2013, respectively. The decrease in income tax expense was primarily a function of lower proportional pre-tax income from taxable sources, as tax exempt municipal securities and BOLI were added through the Team Capital acquisition. The Company’s effective tax rates were 27.5% and 29.4% for the three and six months ended June 30, 2014, respectively, compared with 29.4% and 29.6% for the three and six months ended June 30, 2013, respectively.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. The Provident Bank provides a comprehensive suite of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary Beacon Trust Company.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, July 25, 2014 regarding highlights of the Company’s second quarter financial results. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.

(1) Core earnings, tangible book value per share, annualized core non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes containing the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
June 30, 2014 (Unaudited) and December 31, 2013
(Dollars in Thousands)

Assets	June 30, 2014	December 31, 2013

Cash and due from banks	$131,064	$100,053
Short-term investments	1,375	1,171
Total cash and cash equivalents	132,439	101,224

Securities available for sale, at fair value	1,156,986	1,157,594
Investment securities held to maturity (fair value of $463,277 at June 30,2014 (unaudited) and $355,913 at December 31, 2013)	454,648	357,500
Federal Home Loan Bank Stock	70,574	58,070
Loans	5,910,069	5,194,813
Less allowance for loan losses	63,875	64,664
Net loans	5,846,194	5,130,149
Foreclosed assets, net	6,983	5,486
Banking premises and equipment, net	96,135	66,448
Accrued interest receivable	25,611	22,956
Intangible assets	405,685	356,432
Bank-owned life insurance	174,958	150,511
Other assets	79,144	80,958
Total assets	$8,449,357	$7,487,328

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$3,952,738	$3,473,724
Savings deposits	1,005,886	921,993
Certificates of deposit of $100,000 or more	360,653	270,631
Other time deposits	518,753	536,123
Total deposits	5,838,030	5,202,471
Mortgage escrow deposits	22,985	20,376
Borrowed funds	1,418,843	1,203,879
Other liabilities	48,108	49,849
Total liabilities	7,327,966	6,476,575

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 64,888,489 outstanding at June 30, 2014 and 59,917,649 outstanding at December 31,2013	832	832
Additional paid-in capital	1,025,797	1,026,144
Retained earnings	442,909	427,763
Accumulated other comprehensive (loss) income	3,920	(4,851)
Treasury stock	(304,741)	(390,380)
Unallocated common stock held by the Employee Stock Ownership Plan	(47,326)	(48,755)
Common Stock acquired by the Directors' Deferred Fee Plan	(7,159)	(7,205)
Deferred Compensation - Directors' Deferred Fee Plan	7,159	7,205
Total stockholders' equity	1,121,391	1,010,753
Total liabilities and stockholders' equity	$8,449,357	$7,487,328

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and Six Months Ended June 30, 2014 and 2013 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Interest income:
Real estate secured loans	$40,381	$37,585	$78,933	$75,920
Commercial loans	11,548	10,055	22,095	20,026
Consumer loans	5,869	5,875	11,531	11,832
Securities available for sale and Federal Home Loan Bank stock	6,663	6,120	13,745	12,312
Investment securities held to maturity	2,906	2,767	5,576	5,606
Deposits, Federal funds sold and other short-term investments	19	11	29	21
Total interest income	67,386	62,413	131,909	125,717

Interest expense:
Deposits	3,687	4,607	7,425	9,563
Borrowed funds	6,298	4,395	11,882	8,848
Total interest expense	9,985	9,002	19,307	18,411
Net interest income	57,401	53,411	112,602	107,306
Provision for loan losses	1,500	1,000	1,900	2,500
Net interest income after provision for loan losses	55,901	52,411	110,702	104,806

Non-interest income:
Fees	7,619	8,318	14,474	16,278
Bank-owned life insurance	1,577	2,944	2,879	4,154
Net gain (loss) on securities transactions	110	423	(240)	934
Other income	1,021	952	1,330	1,216
Total non-interest income	10,327	12,637	18,443	22,582

Non-interest expense:
Compensation and employee benefits	23,581	20,154	44,974	40,997
Net occupancy expense	5,623	5,044	11,712	10,250
Data processing expense	2,761	2,647	5,558	5,269
FDIC Insurance	1,144	1,224	2,280	2,474
Amortization of intangibles	519	516	802	1,027
Advertising and promotion expense	1,081	1,277	2,146	2,023
Other operating expenses	8,962	6,951	14,389	12,719
Total non-interest expense	43,671	37,813	81,861	74,759
Income before income tax expense	22,557	27,235	47,284	52,629
Income tax expense	6,206	8,007	13,904	15,573
Net income	$16,351	$19,228	$33,380	$37,056

Basic earnings per share	$0.28	$0.34	$0.57	$0.65
Average basic shares outstanding	59,147,241	57,206,242	58,263,052	57,186,828

Diluted earnings per share	$0.28	$0.34	$0.57	$0.65
Average diluted shares outstanding	59,269,262	57,283,646	58,403,753	57,240,932

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
STATEMENTS OF INCOME:
Net interest income	$57,401	$53,411	$112,602	$107,306
Provision for loan losses	1,500	1,000	1,900	2,500
Non-interest income	10,327	12,637	18,443	22,582
Non-interest expense	43,671	37,813	81,861	74,759
Income before income tax expense	22,557	27,235	47,284	52,629
Net income	16,351	19,228	33,380	37,056
Diluted earnings per share	$0.28	$0.34	$0.57	$0.65
Interest rate spread	3.12%	3.17%	3.13%	3.20%
Net interest margin	3.24%	3.29%	3.25%	3.32%

PROFITABILITY:
Annualized return on average assets	0.84%	1.07%	0.88%	1.04%
Annualized return on average equity	6.16%	7.75%	6.44%	7.53%
Annualized return on average tangible equity	9.49%	12.08%	9.90%	11.78%
Annualized core non-interest expense to average assets (4)	2.06%	2.10%	2.06%	2.09%
Efficiency ratio (5)	59.84%	57.25%	60.00%	57.56%

ASSET QUALITY:
Non-accrual loans			$65,363	$88,835
90+ and still accruing			—	—
Non-performing loans			65,363	88,835
Foreclosed assets			6,983	13,740
Non-performing assets			72,346	102,575
Non-performing loans to total loans			1.11%	1.78%
Non-performing assets to total assets			0.86%	1.41%
Allowance for loan losses			$63,875	$67,005
Allowance for loan losses to total non-performing loans			97.72%	75.43%
Allowance for loan losses to total loans			1.08%	1.34%

AVERAGE BALANCE SHEET DATA:
Assets	$7,829,645	$7,216,401	$7,652,783	$7,218,296
Loans, net	5,416,760	4,858,148	5,285,948	4,844,051
Earning assets	7,048,411	6,474,853	6,895,100	6,477,364
Core deposits	4,618,256	4,394,745	4,504,857	4,414,452
Borrowings	1,283,433	870,421	1,248,220	837,851
Interest-bearing liabilities	5,793,152	5,354,783	5,661,502	5,352,799
Stockholders' equity	1,064,966	995,729	1,044,646	991,878
Average yield on interest-earning assets	3.81%	3.84%	3.82%	3.89%
Average cost of interest-bearing liabilities	0.69%	0.67%	0.69%	0.69%

LOAN DATA:
Mortgage loans:
Residential			$1,224,192	$1,206,368
Commercial			1,672,319	1,386,606
Multi-family			968,242	799,840
Construction			227,433	162,332
Total mortgage loans			4,092,186	3,555,146
Commercial loans			1,203,199	876,782
Consumer loans			617,489	568,139
Total gross loans			5,912,874	5,000,067
Premium on purchased loans			4,380	4,269
Unearned discounts			(55)	(66)
Net deferred			(7,130)	(5,923)
Total loans			$5,910,069	$4,998,347

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures (Dollars in Thousands, except share data)

(1) Core Earnings
			Three Months Ended	Six Months Ended
			June 30,	June 30,
			2014	2014

Net interest income			$57,401	$112,602
Provision for loan losses			1,500	1,900
Net interest income after provision for loan losses			55,901	110,702

Non-interest income			10,327	18,443
Less: Gain on prepayment of borrowings acquired from Team Capital			486	486
Core non-interest income			9,841	17,957

Non-interest expense			43,671	81,861
Less: Team Capital acquisition expense			2,097	2,195
Less: Lump sum pension distribution costs			1,336	1,336
Core non-interest expense			40,238	78,330

Income taxes			6,206	13,904
Income tax effect of non core items			959	999
Core earnings			$18,339	$35,426
Core diluted earnings per share			$0.31	$0.61

(2) Book and Tangible Book Value per Share
			At June 30,
			2014	2013
Total stockholders' equity			$1,121,391	$986,594
Less: total intangible assets			405,685	357,015
Total tangible stockholders' equity			$715,706	$629,579

Shares outstanding			64,888,489	59,863,653

Book value per share (total stockholders' equity/shares outstanding)			$17.28	$16.48
Tangible book value per share (total tangible stockholders' equity/shares outstanding)			$11.03	$10.52

(3) Return on Average Tangible Equity
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Total average stockholders' equity	$1,064,966	$995,729	$1,044,640	$991,878
Less: total average intangible assets	373,644	357,314	365,036	357,534
Total average tangible stockholders' equity	$691,322	$638,415	$679,604	$634,344

Net income	$16,351	$19,228	$33,380	$37,056
Annualized return on average tangible equity (net income/total average stockholders' equity)	9.49%	12.08%	9.90%	11.78%

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures - Continued (Dollars in Thousands, except share data)

(4) Annualized Core Non-Interest Expense/Average Assets Calculation
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013		2014	2013

Annualized core non-interest expense (1)	$161,394	$151,668	150,757	$157,958	$150,757
Average assets	7,829,645	7,216,401	7,218,296	7,652,783	7,218,296
Core non-interest expense/average assets	2.06%	2.10%		2.06%	2.09%

(5) Efficiency Ratio Calculation
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013		2014	2013
Net interest income	$57,401	$53,411		$112,602	$107,306
Core non-interest income (1)	9,841	12,637		17,957	22,582
Total core income	67,242	66,048		130,559	129,888

Core non-interest expense (1)	40,238	37,813		78,330	74,759
Core expense/core income	59.84%	57.25%		60.00%	57.56%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2014			March 31, 2014
	Average		Average	Average		Average
	Balance	Interest	Yield	Balance	Interest	Yield
Interest-Earning Assets:
Deposits	$31,044	$19	0.25%	$16,589	$10	0.25%
Federal funds sold and other short-term investments	1,449	—	0.02%	1,189	—	0.03%
Investment securities (1)	396,409	2,906	2.93%	357,852	2,670	2.98%
Securities available for sale	1,139,994	6,097	2.14%	1,151,959	6,478	2.25%
Federal Home Loan Bank stock	62,755	566	3.62%	58,812	604	4.16%
Net loans: (2)
Total mortgage loans	3,814,789	40,381	4.21%	3,665,286	38,552	4.21%
Total commercial loans	1,014,610	11,548	4.53%	915,105	10,547	4.64%
Total consumer loans	587,361	5,869	4.01%	573,294	5,662	4.01%
Total net loans	5,416,760	57,798	4.25%	5,153,685	54,761	4.26%
Total Interest-Earning Assets	$7,048,411	$67,386	3.81%	$6,740,086	$64,523	3.84%

Non-Interest Earning Assets:
Cash and due from banks	70,849			63,167
Other assets	710,385			670,703
Total Assets	$7,829,645			$7,473,956

Interest-Bearing Liabilities:
Demand deposits	$2,751,265	$1,866	0.27%	$2,609,846	$1,716	0.27%
Savings deposits	953,132	228	0.10%	918,452	211	0.09%
Time deposits	805,322	1,593	0.79%	787,475	1,811	0.93%
Total Deposits	4,509,719	3,687	0.33%	4,315,773	3,738	0.35%

Borrowed funds	1,283,433	6,298	1.97%	1,212,617	5,584	1.87%
Total Interest-Bearing Liabilities	5,793,152	9,985	0.69%	5,528,390	9,322	0.68%

Non-Interest Bearing Liabilities	971,527			921,466
Total Liabilities	6,764,679			6,449,856
Stockholders' equity	1,064,966			1,024,100
Total Liabilities and Stockholders' Equity	$7,829,645			$7,473,956

Net interest income		$57,401			$55,201

Net interest rate spread			3.12%			3.16%
Net interest-earning assets	$1,255,259			$1,211,696

Net interest margin (3)			3.24%			3.28%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.22x			1.22x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	6/30/14	3/31/14	12/31/13	09/30/13	6/30/13
	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.
Interest-Earning Assets:
Securities	2.35%	2.46%	2.41%	2.25%	2.20%
Net loans	4.25%	4.26%	4.27%	4.33%	4.39%
Total interest-earning assets	3.81%	3.84%	3.82%	3.83%	3.84%

Interest-Bearing Liabilities:
Total deposits	0.33%	0.35%	0.37%	0.39%	0.41%
Total borrowings	1.97%	1.87%	2.01%	2.00%	2.03%
Total interest-bearing liabilities	0.69%	0.68%	0.69%	0.67%	0.67%

Interest rate spread	3.12%	3.16%	3.13%	3.16%	3.17%
Net interest margin	3.24%	3.28%	3.26%	3.28%	3.29%

Ratio of interest-earning assets to interest-bearing liabilities	1.22x	1.22x	1.23x	1.22x	1.21x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2014			June 30, 2013
	Average		Average	Average		Average
	Balance	Interest	Yield	Balance	Interest	Yield
Interest-Earning Assets:
Deposits	$23,857	$29	0.25%	$15,470	$21	0.28%
Federal funds sold and other short term investments	1,320	—	0.02%	1,408	—	0.04%
Investment securities (1)	377,237	5,576	2.96%	351,012	5,606	3.19%
Securities available for sale	1,145,943	12,576	2.20%	1,225,034	11,508	1.88%
Federal Home Loan Bank stock	60,795	1,169	3.88%	40,389	804	4.01%
Net loans: (2)
Total mortgage loans	3,740,450	78,933	4.21%	3,432,966	75,920	4.41%
Total commercial loans	965,132	22,095	4.58%	840,112	20,026	4.77%
Total consumer loans	580,366	11,531	4.01%	570,973	11,832	4.18%
Total net loans	5,285,948	112,559	4.25%	4,844,051	107,778	4.45%
Total Interest-Earning Assets	$6,895,100	$131,909	3.82%	$6,477,364	$125,717	3.89%

Non-Interest Earning Assets:
Cash and due from banks	67,029			71,465
Other assets	690,654			669,467
Total Assets	$7,652,783			$7,218,296

Interest-Bearing Liabilities:
Demand deposits	$2,680,946	$3,581	0.27%	$2,672,770	$3,819	0.29%
Savings deposits	935,888	439	0.09%	928,377	485	0.11%
Time deposits	796,448	3,405	0.86%	913,801	5,259	1.16%
Total Deposits	4,413,282	7,425	0.34%	4,514,948	9,563	0.43%
Borrowed funds	1,248,220	11,882	1.92%	837,851	8,848	2.13%
Total Interest-Bearing Liabilities	$5,661,502	$19,307	0.69%	$5,352,799	$18,411	0.69%

Non-Interest Bearing Liabilities	946,635			873,619
Total Liabilities	6,608,137			6,226,418
Stockholders' equity	1,044,646			991,878
Total Liabilities and Stockholders' Equity	$7,652,783			$7,218,296

Net interest income		112,602			107,306

Net interest rate spread			3.13%			3.20%
Net interest-earning assets	$1,233,598			$1,124,565

Net interest margin (3)			3.25%			3.32%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.22x			1.21x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Six Months Ended
	6/30/14	6/30/13	6/30/12
Interest-Earning Assets:
Securities	2.41%	2.20%	2.48%
Net loans	4.25%	4.45%	4.80%
Total interest-earning assets	3.82%	3.89%	4.15%

Interest-Bearing Liabilities:
Total deposits	0.34%	0.43%	0.60%
Total borrowings	1.92%	2.13%	2.22%
Total interest-bearing liabilities	0.69%	0.69%	0.87%

Interest rate spread	3.13%	3.20%	3.28%
Net interest margin	3.25%	3.32%	3.41%

Ratio of interest-earning assets to interest-bearing liabilities	1.21x	1.21x	1.18x